As filed with the Securities and Exchange Commission on May 7, 2019

Registration No. 333-228428

Registration No. 333-212958

Registration No. 333-201758

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-228428

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-212958

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-201758

PRESBIA PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1162329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 7, Sandyford Office Centre, 17 Corrig Road,

Sandyford, Dublin 18 Ireland

(Address of Principal Executive Offices)

PRESBIA INCENTIVE PLAN

(Full title of the plan)

Zohar Loshitzer

Chief Executive Officer

Suite 7, Sandyford Office Centre, 17 Corrig Road,

Sandyford, Dublin 18 Ireland

+353 (1) 551 1487

(Name, address and telephone number of agent for service)

Copy to:

David L. Goret, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

DEREGISTRATION OF ORDINARY SHARES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Presbia PLC (the “Company”), deregister all of the Company’s ordinary shares, $0.001 par value per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), amounting to 2,342,428 shares in the aggregate remaining so unissued and therefore deregistered hereby:

•	Registration Statement No. 333-228428, filed on November 16, 2018, relating to the Presbia Incentive Plan, as amended (the “Plan”);

•	Registration Statement No. 333-212958, filed on August 5, 2016, relating to the Plan; and

•	Registration Statement No. 333-201758, filed on January 29, 2015, relating to the Plan.

In connection with the partial reduction of scope of the business of the Company in the United States as previously announced in the Company’s Current Report on Form 8-K filed on April 22, 2019, the offering under the Plan has been terminated. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Company which had been registered for issuance but which remain unsold at the termination of the offerings subject to the Registration Statements, the Company hereby removes and withdraws from registration any and all securities registered under the Registration Statements that remain unsold as of the date hereof, amounting to 2,342,428 shares in the aggregate remaining so unissued and therefore deregistered hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 7th day of May, 2019.

Presbia PLC

By:	/s/ Zohar Loshitzer
Name: Zohar Loshitzer Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Zohar Loshitzer Zohar Loshitzer	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 7, 2019

/s/ Robert Cresci Robert Cresci	Director	May 7, 2019

/s/ Gerald Farrell, Ph.D. Gerald Farrell, Ph.D.	Director	May 7, 2019

/s/ Richard Ressler Richard Ressler	Director	May 7, 2019

/s/ Mark Yung Mark Yung	Director	May 7, 2019